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                                                                    Exhibit 4.10

                                WARRANT AGREEMENT

                                     BETWEEN

                          CANYON RESOURCES CORPORATION

                                       AND

                   AMERICAN SECURITIES TRANSFER, INCORPORATED

                                AS WARRANT AGENT

                           DATED AS OF MARCH 20, 1996


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. Appointment of Warrant Agent ...........................................   1

2. Registration, Transferability and Form of Warrant ......................   1
     2.1. Registration 1
     2.2. Transfer ........................................................   2
     2.3. Form of Warrant Certificate .....................................   2
     2.4. Register ........................................................   2

3. Execution of Warrant Certificates ......................................   3

4. Countersignature of Warrant Certificates ...............................   3

5. Exchange of Warrant Certificates .......................................   4

6. Term and Exercise of Warrants ..........................................   4
     6.1. Term and Exercise ...............................................   4
     6.2. Issuance of Common Stock upon Exercise ..........................   4
     6.3. Compliance with Government Regulations ..........................   5
     6.4. Additional Warrants .............................................   5
     6.5. Warrant Exercise Price ..........................................   6

7. Certain Adjustments ....................................................   6
     7.1. Mathematical Adjustments ........................................   6
     7.2. Voluntary Adjustment by the Company .............................  11
     7.3. Notice of Adjustment ............................................  11
     7.4. No Adjustment for Dividends .....................................  12
     7.5. Preservation of Purchase Rights Upon Merger
          Consolidation, etc ..............................................  12
     7.6 Statement on Warrant Certificates ................................  13

8. Rights of the Holders ..................................................  13
     8.1. Registration Rights .............................................  13
     8.2. No Rights as Shareholders .......................................  13
     8.3. General Covenants of the Company ................................  13

9. Meetings of Holders ...................................................   15



10. Reservation of Shares of Common Stock by the
    Company .............................................................    21

11. Expenses ............................................................    22



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
                                                                            Page
                                                                            ----
12. Loss, Theft, Destruction or Mutilation of
    Warrant .......................................... ..................   22

13. Fractional Interests ............................ ...................   22

14. Restrictions on Transfer ........................ ...................   22



15. Disposition of Proceeds on Exercise of Warrants;

    Inspection of Warrant Agreement ........... .........................   24

16. Merger or Consolidation or Change of Name of

   Warrant Agent ............................. ..........................   24

17. Concerning the Warrant Agent ........................................   25
     17.1.    Correctness of Statements .................................   25
     17.2.    Breach of Covenants .......................................   25
     17.3.    Performance of Duties .....................................   25
     17.4.    Reliance on Counsel .......................................   25
     17.5     Proof of Actions Taken ....................................   25
     17.6.    Compensation ..............................................   26
     17.7.    Legal Proceedings .........................................   26
     17.8.    Other Transactions in Securities of
              Company ...................................................   26
     17.9.    Liability of Warrant Agent ................................   26
     17.10.   Reliance on Documents .....................................   27
     17.11.   Validity of Agreement .....................................   27

18. Change of Warrant Agent .............................................   27

19.   Notices ...........................................................   28

20.   Supplements and Amendments ........................................   28

21.   Successors and Assigns ............................................   28

22.   Applicable Law ....................................................   28

23.   Benefits of this Agreement ........................................   29

24.   Counterparts ......................................................   29

25.   Severability ......................................................   29

26.   Captions ..........................................................   29

Annex A Form of Warrant Certificate



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     WARRANT AGREEMENT dated as of March 20, 1996 between Canyon Resources
Corporation, a Delaware corporation ("Company"), and American Securities Transfer, Incorporated, a Colorado corporation, as Warrant Agent (the "Warrant Agent").

                                   WITNESSETH:

     WHEREAS, the Company has entered into Subscription Agreements, dated as of March ____, 1996 (each a "Subscription Agreement" and together, the "Subscription Agreements"), between the Company and the purchasers (the "Purchasers") named therein, whereby the Company has agreed to issue and sell to the Purchasers warrants (the "Warrants") for the purchase of (subject to adjustment as provided herein) up to 3,250,000 shares of its common Stock, $0.01 par value ("Common Stock");

     WHEREAS, the Warrants entitle the holders thereof to purchase one share of Common Stock upon exercise of each whole Warrant and in the aggregate up to 3,250,000 shares (subject to adjustment as provided herein) at a purchase price of $3.75 per share of Common Stock (subject to adjustment as provided herein); and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Purchasers, and in connection therewith, to hold all rights and benefits contained herein for and on behalf of the Purchasers, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrants as contemplated hereunder and certain other matters as provided herein;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

     1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Purchasers and registrar of the Warrants in accordance with this Agreement and the Warrant Agent hereby accepts such appointment.

     2. Registration, Transferability and Form of Warrant.

          2.1. Registration. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat each registered holder of the Warrants (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize

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any equitable or other claim to or interest in such Warrant on the part of any other person. The Holder of any Warrant shall be entitled to the rights evidenced by that Warrant free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate Holder thereof and all persons may act accordingly, and a receipt from any Holder for monies obtainable pursuant hereto or the shares of Common Stock issuable upon the exercise thereof shall be a good discharge to the Company and the Warrant Agent for the same and neither the Company nor the Warrant Agent shall be bound to inquire into the title of any Holder.

     2.2. Transfer. Subject to compliance with the restrictions on transfer set forth in Section 13 hereof, the Warrants shall be transferable only on the books of the Company maintained at the principal office of the Warrant Agent upon delivery of a Warrant Certificate (as defined in Section 2.3 below) evidencing Warrants to be transferred, duly endorsed by the holder thereof or by such holder's duly authorized attorney-in-fact or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant Certificate or Certificates to the persons entitled thereto.

     2.3. Form of Warrant Certificate. Warrants shall be issued in the form of Warrant certificates (the "Warrant Certificates"), which shall represent ownership of the number of Warrants indicated on the face thereof. The form of the Warrant Certificates and the form of election to exercise the right to purchase Common Stock arising pursuant to this Agreement (the "Purchase Form") shall be substantially as set forth in Appendix A annexed hereto.

     2.4. Register. The Company shall cause a register to be kept by the Warrant Agent, and the Warrant Agent agrees to maintain such a register, at its principal transfer office in the City of Lakewood, Colorado, in which shall be entered the names and addresses of the Holders of Warrants and other particulars of the Warrants held by them respectively and of all transfers of Warrants. The register referred to in this section shall at all reasonable times be


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open for inspection by the Company, by the Warrant Agent and by any Holder of
Warrants. The Warrant Agent shall, when requested so to do by the Company or a Holder of Warrants, and at the Company's or the Holder's expense, as the case may be, furnish the Company or such Holder with a list of names and addresses of the Holders showing the number of Warrants held by each Holder.

     3. Execution of Warrant Certificates. Warrant Certificates shall be executed on behalf of the Company by any one officer or director of the Company. Each such signature upon the Warrant Certificate may be in the form of a facsimile signature of any one officer or director of the Company and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been an officer or director of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

     In case any officer or director of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer or director before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

     4. Countersignature of Warrant Certificates. The Warrant Certificates shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this agreement) and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers or directors of the Company shall have ceased to be such officers or directors at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of any one officer or director of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to



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purchase not more than 3,250,000 shares of Common Stock, subject to adjustment as herein provided, and shall countersign and deliver Warrant Certificates as otherwise provided in this Agreement.

     Warrant Certificates shall be dated the date of countersignature by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

     5. Exchange of Warrant Certificates. Subject to restrictions on transfer set forth in this Agreement and on the face of the Warrant Certificate, each Warrant Certificate may be exchanged for another Certificate or Certificates entitling the holder thereof to purchase an equal aggregate number of shares of Common Stock as the Certificate or Certificates surrendered then entitle such holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, the Certificate or Certificates to be so exchanged. Thereupon, the Warrant Agent shall execute and deliver to the Holder entitled thereto a new Warrant Certificate or Certificates, as the case may be, so requested.

     6. Term and Exercise of Warrants.

           6.1. Term and Exercise. Subject to the terms of this Agreement, the Warrants may be exercised in whole or in part at any time and from time to time after the date hereof, but in no case later than the close of business on the third anniversary of the date of the original issuance thereof. Warrants may be exercised upon surrender of a Warrant Certificate or Certificates evidencing such Warrants to the Warrant Agent at its executive offices, together with the Purchase Form attached thereto duly executed, and upon payment to the Warrant Agent of the Warrant Exercise Price (as defined in Section 6.5 below) for the number of shares of Common Stock specified in such form. Payment shall be made by cash, or by check drawn on a U.S. bank.

           6.2. Issuance of Common Stock upon Exercise. Subject to Sections 7 and 10 hereof, upon surrender of any Warrant Certificate or Certificates and receipt of funds for the Warrant Exercise Price for the number of Warrants to be exercised, the Warrant Agent shall issue and cause to be delivered to or upon the written order of the Holder exercising such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased, together with cash, as provided in
Section 12, in respect of any

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fractional shares of Common Stock otherwise issuable upon such surrender. Such certificate or certificates for shares of Common Stock shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock, as of the date of surrender of such Warrant Certificate or Certificates and receipt of funds for the Warrant Exercise Price for the number of Warrants to be exercised. In the event of exercise of only a portion of Warrants represented by a Warrant Certificate, a new Warrant Certificate evidencing the remaining Warrants shall be issued to the Holder. Warrant Certificates surrendered upon the exercise of the Warrants shall be canceled by the Warrant Agent and delivered to the Company.

     6.3. Compliance with Government Regulations. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be, to the extent such action is required on the part of the Company, subject to the undertakings of the Company set forth in Section 5 of the Subscription Agreements to prepare and file with the Securities and Exchange Commission as promptly as possible following the Closing (as defined in the Subscription Agreements) and in any event within 90 days thereafter (the "Qualification Deadline") a registration statement with respect to, among other securities, the shares issuable upon exercise of the Warrants, to use its best efforts to cause such registration statement to become effective under the Securities Act of 1933, as amended (the "Act"), and thereafter to keep such registration statement current and up to date.

     6.4 Additional Warrants. If the Company fails to cause the registration statement referred to in Section 6.3 hereof to be effective prior to the close of business on the Qualification Deadline, the Company shall issue to each Holder 1/10 of one Warrant for each unexercised whole Warrant then held by the Holders of the Warrants and no additional amounts shall be payable to the Company or the Warrant Agent by the Holders in respect of the issuance of such Warrants.





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           6.5. Warrant Exercise Price. The price per share (the "Warrant
Exercise Price") at which shares of Common Stock shall be purchasable upon exercise of the Warrants initially shall be $3.75 which price shall be subject to adjustment pursuant to Section 7 hereof.

     7. Certain Adjustments.

     The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

          7.1. Mathematical Adjustments. The number of shares of Common Stock purchasable upon the exercise of each Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:

          (a) In case the Company shall at any time after the date of this Agreement (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or other securities of the Company convertible into or exchangeable for or carrying the right to acquire shares of Common Stock ("Convertible Securities"), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of shares of Common Stock purchasable upon exercise of each Warrant then outstanding shall be adjusted so that the Holder of each unexpired Warrant shall, upon the exercise thereof, be entitled to receive, in the case of (i), (ii) or
     (iii) above, that number of shares of Common Stock which is equal to the number of Warrants so exercised multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding after giving effect to the events referred to therein (and the conversion of any Convertible Securities issued pursuant thereto) and the denominator of which is equal to the number of shares of Common Stock outstanding on the record date before giving effect to such event and, in the case of (iv) above, the kind and number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such




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     event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective day of such event retroactive to the record date, if any, for such event.

          (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant (which, prior to the first adjustment required by this Section 7, shall be one share of Common Stock) by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to receive such rights, options or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase or into which any such Convertible Securities may be converted, and of which the denominator shall be the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to receive such rights, options or warrants, plus the number of shares of Common Stock which the aggregate offering price or the exercise price of the total number of shares of Common Stock so offered or into which such rights, options and warrants are exercisable into would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective as of immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. Any shares of Common Stock which may be acquired upon the exercise of the rights, options or warrants referred to in this Section owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any computation.

          (c) In case the Company shall distribute to all holders of it shares of Common Stock (i) evidences of its indebtedness or assets, (excluding cash dividends or distributions payable out of earnings or earned



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     surplus, dividends), (ii) shares in the capital of the Company other than shares of Common Stock or distributions referred to in paragraph (a) above, or (iii) rights, options or warrants (excluding any rights, options or warrants referred to in paragraph (b) above) then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets, shares, rights, options or warrants so distributed applicable to one share of Common Stock after giving effect to the exercise of all unexercised Warrants and the conversion of all Convertible Securities. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distributing retroactive to the record date for the determination of shareholders entitled to receive such distribution. Any shares of Common Stock owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation.

          (d) For the purposes of any computation under paragraphs (b) and (c) of this section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for any 10 consecutive trading day period determined by the Board of Directors in its sole discretion, commencing no more than 30 days prior to the date of such computation. The closing price for each day shall be the last such reported sales price or, in case no such reported sale takes place on such day, the closing bid price for such day, in each case on the principal national securities exchange or in the NASDAQ-National Market System on which the shares of Common Stock are listed or admitted for trading, or, if not listed admitted for trading, or, the closing bid price of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or a comparable system, the average of the closing bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board

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     of Directors of the Company for that purpose. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it considers appropriate. In the case of rights, options or warrants the price per share of Common Stock shall be determined by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or Convertible Securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or Convertible Securities.

          (e) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted as herein provided, the Warrant Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock purchasable immediately thereafter.

          (f) No adjustment in the number of shares of common Stock purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Warrant Exercise Price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (g) No adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (c) if the Company issues or distributes to each Holder of Warrants the shares, rights, options, warrants, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant need be made for sales of shares of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment


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     need be made for a change in the par value of the common Stock.

          (h) For the purpose of this Section 7.1 the term "shares of Common Stock" shall mean (i) the class of stock designated as the common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of each Warrant and the Warrant Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock purchasable upon exercise of the Warrants contained in paragraphs (a) through (g), inclusive, above, and the provisions of Sections 7.2 through 7.4, inclusive, with respect to the shares of common Stock purchasable upon exercise of the Warrants, shall apply on like terms to any such other securities; provided, however, that the Warrant Exercise Price shall at no time be less than the par value of the Common Stock of the Company, provided, further, that the Company shall reduce the par value of its Common Stock from time to time as necessary so that such par value shall not be less than the Warrant Exercise Price then in effect.

          (i) In the case of paragraph (b) and (c) of this Section, upon the expiration of any rights, options or warrants or if any thereof shall not have been exercised, the Warrant Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided,



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

     however, that no such readjustment shall have the effect of increasing the Warrant Exercise Price or decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options or warrants.

          (j) In the case of paragraph (b) and (c) of this Section 7.1. on any change in the number of shares of Common Stock deliverable upon exercise of any such rights, options or warrants, other than a change resulting from the antidilution provisions hereof, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such rights, options, or warrants not converted prior to such change (or rights, options or warrants related to such securities not converted prior to such change) been made upon the basis of such change.

     7.2. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of the Warrants, reduce the then current Warrant Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the Warrant Exercise Price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     7.3. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Warrant Exercise Price of such shares of Common Stock is required to be adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Warrant Exercise Price of such share of Common Stock after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during

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

reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Warrant Exercise Price or the number of shares of Common Stock or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or reset.

     7.4. No Adjustment for Dividends. Except as provided in Section 7.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

     7.5. Preservation of Purchase Rights Upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another person or in case of any sale, transfer or lease to another person of all or substantially all the property of the Company, the Company or such successor or purchasing person, as the case may be, shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Warrant Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company, then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon exercise of the Warrants immediately after such consolidation, merger, sale or transfer shall be the kind and amount so receivable per share by a majority of the holders of Common Stock), and if the successor or purchasing person is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that upon exercise of the Warrants, the Holder thereof would have the same benefits he otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

          7.6. Statement on Warrant Certificates. Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

     8. Rights of the Holders.

          8.1. Registration Rights. The Holders of the Warrants shall have certain registration rights with respect to the Common Stock purchasable upon the exercise of the Warrants, in accordance with the provisions for such rights set forth in the Subscription Agreements.

          8.2. No Rights as Shareholders. Nothing contained herein shall be construed as conferring upon the Holders of the Warrants the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company except as expressly provided herein or as required by law.

          8.3. General Covenants of the Company. The Company represents, warrants and covenants to the Warrant Agent for the benefit of the Warrant Agent and the Holders that so long as Warrants remain outstanding:

     (a) it will at all times maintain its existence, carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice, keep or cause to be kept proper books of account in accordance with generally accepted accounting practice and, if and whenever required in writing by the Warrant Agent, file with the Warrant Agent copies of all annual financial statements and other materials of the Company furnished to its shareholders during the term of this Agreement;

     (b) it is duly authorized to create and issue the Warrants to be issued hereunder and the Warrant Certificates when issued and certified as herein provided will be legal, valid and binding obligations of the Company;

     (c) subject to the provisions of this Agreement, it will cause the shares of Common Stock from time to time subscribed for and purchased pursuant to the exercise of Warrants and the certificates representing such shares to be duly issued and delivered in accordance with the Warrants and the terms hereof;

     (d) upon the exercise by the Holder of any Warrant of the right of purchase provided for therein and herein and upon payment of the Warrant Exercise Price applicable thereto for each share of Common Stock in respect of which the right of purchase is so exercised, all shares of Common Stock issuable upon the exercise shall be issued as fully paid and nonassessable;

      (e) it will take all steps necessary to ensure that the shares of Common Stock issuable upon exercise of the Warrants will continue to be quoted on NASDAQ upon their issue or listed for trading on a nationally recognized stock exchange;

     (f) the Company will use its best efforts to maintain its status as a "reporting issuer under Section 13 of the Securities and Exchange Act of 1934" not in default of the requirements of the securities laws applicable to it;

     (g) the issue of the Warrants does not and will not result in a breach by the Company of, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach by the Company of, any applicable laws, and does not and will not conflict with any of the terms, conditions or provisions of the constating documents of the Company including the Company's by-laws or resolutions of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company is a party or by which it is contractually bound on the date of this Agreement; and

      (h) it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all other acts, deeds and assurances in law as the Warrant Agent may reasonably required for better accomplishing and effecting the intentions and provisions of this Agreement.

     9. Meetings of Holders.  The Company and Warrant Agent agree that:

     (a) The Warrant Agent or the Company may, and the Warrant Agent shall on receipt of a requisition in writing signed by the Holders sufficient to purchase not less than 10% of the aggregate number of shares of Common Stock which would be purchased under the Warrants then outstanding and upon being indemnified to its reasonable satisfaction by the Company or by one or more of the Holders signing the requisition against the costs which may be incurred in connection with the calling and holding of the meeting, at any time and from time to time convene a meeting of the Holders.

     (b) If the Warrant Agent fails to convene a meeting within 30 days after receipt of the requisition and indemnity referred to in section 9(a), the Company or the Holders may convene the meeting.

     (c) Every meeting of Holders shall be held in the City of Lakewood, Colorado, or at such other place as the Warrant Agent shall determine.

     (d) At least 14 days' notice specifying the place, day and hour of meeting and the general nature of business to be transacted shall be given prior to any meeting of Holders but it shall not be necessary to specify in the notice the terms of any resolution to be proposed.

     (e) Notice of a meeting of Holders shall be given to the Holders in the manner provided in section 19. Notice shall be given to the Company unless the meeting is convened by the Company and to the Warrant Agent unless the meeting is convened by the Warrant Agent. Any accidental omission in the notice of a meeting shall not invalidate any resolution passed at the meeting.

     (f) The person, who need not be a Holder, nominated in writing by the Warrant Agent shall be entitled to act as the chairman at any meeting of Holders but if no such person is nominated or if the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting, the Holders present shall choose a person present to be chairman.

     (g) At any meeting of the Holders a quorum shall consist of two or more Holders present in person or by proxy holding not less than 20% of the Warrants then outstanding.

     (h) If a quorum of the Holders is not present within half an hour from the time fixed for holding any meeting, the meeting, if convened by Holders or by a requisition of Holders, shall be dissolved; but if otherwise convened, the meeting shall stand adjourned without notice to the same day in the next week following (unless that day is not a business day, in which case the meeting shall stand adjourned to the next business day thereafter) at the same time and place. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold 20% of the Warrants then outstanding.

     (i) The chairman of any meeting at which a quorum of Holders if present may, with the consent of the meeting, adjourn any meeting and no notice of the adjournment need be given except such notice, if any, as the meeting may prescribe.

     (j) Every question submitted to a meeting other than a question to be resolved by an extraordinary resolution shall be decided in the first place by a majority of the votes given on a show of hands and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of that fact.

     (k) On every extraordinary resolution to be passed at a meeting and on any other question submitted to a meeting when directed by the chairman or when demanded by any Holder after a vote by show of hands, a poll shall be taken in the manner as the chairman shall direct. Questions other than those to be resolved by extraordinary resolution shall, if a poll be taken, be decided by the votes of the holders of a majority of the Warrants represented at the meeting and voted on the poll. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it shall be taken forthwith. If at any meeting a poll is so demanded on any other question, or an extraordinary resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the chairman directs. The result of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall be binding on all Holders.

     (l) On a show of hands, every person who is present and entitled to vote, whether as a Holder or as proxy for one or more absent Holders or both, shall have one vote. On a poll, each Holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each share of Common Stock purchasable under Warrants of which he shall then be the holder. A proxy need not be a Holder.

     (m) The Company and the Warrant Agent by their respective officers and directors and the counsel of the Company and the Warrant Agent may attend any meeting of Holders but shall have no vote as such.

     (n) The Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make or vary such regulations as it shall think fit providing for and governing the following:

          (i)  the issue of voting certificates:

                    (A) by any bank, trust company or other depositary approved by the Warrant Agent, certifying that specified Warrants have been deposited with it by a named holder and will remain on deposit until after the meeting;

                    (B) by any bank, trust company, insurance company, governmental department or agency approved by the Warrant Agent, certifying that it is the holder of specified Warrants and will continue to hold the same until after the meeting;

                    which voting certificates shall entitle the holders named therein to be present and vote at any meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any meeting and at any adjournment thereof, in the same manner and with the same effect as though the holders named in the voting certificates were the actual holders of the specified Warrants;

             (ii) the form of the instrument appointing a proxy (which shall be in writing), the manner in which the same shall be executed and the form of any authority under which a person executes a proxy on behalf of a Holders;

            (iii) the deposit certificates, instruments appointing proxies or authorities at such place or places as the Warrant Agent (or the Company or Holders in case the meeting is convened by the Company or the Holders, as the case may be) may in the notice convening the meeting direct and the time (if any) before the holding of the meeting or adjourned meeting at which the same shall be deposited;

             (iv) the deposit of voting certificates or instruments appointing proxies at some place or places other than the place at which the meeting is to be held and for particulars of the voting certificates or instruments appointing proxies to be cabled or telegraphed or notified by other means of communication before the meeting to the Company or to the Warrant Agent and for the voting of voting certificates and proxies so deposited as if the voting certificates or the instruments themselves were produced at the meeting or deposited at any other place required pursuant to paragraph (iii); and

              (v) generally for the calling of meetings of Holders and the conduct of business thereat.

              Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Except as the regulations may provide, the only persons who shall be recognized at any meeting as the Holders, or as entitled to vote or to be present at the meeting in respect thereof, shall be registered Holders and persons whom registered Holders have by instrument in writing duly appointed as their proxies.

      (o) In addition to all other powers conferred on them by the other provisions of this Agreement or by law, the Holders shall have the following powers, exercisable from time to time by extraordinary resolution:

              (i) power to agree to any amendment, modification, abrogation, alteration, compromise or arrangement of the rights of Holders or the Warrant Agent in that capacity or on behalf of the Holders against the Company whether the rights arise under this Indenture or otherwise except that in respect of a change in the period during which the Warrants may be exercised or the Warrant Exercise Price the amendment shall not be binding upon a Holder who does not consent thereto;

             (ii) power to agree to any change in or omission from the
                  provisions of the Warrant Certificate and this Agreement or any ancillary or supplemental instrument which may be agreed to by the Company and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying any change or omission;

            (iii) power to require the Warrant Agent, subject to compliance with section 17.7 hereof, to enforce any of the obligations of the Company under this Agreement or any supplemental instrument or to enforce any of the rights of the Holders in any manner specified in an extraordinary resolution or to refrain from enforcing any such covenant or right, upon the Warrant Agent being furnished with such indemnity as it may in its discretion require;

             (iv) power to remove the Warrant Agent or its successor or successors in office and to appoint a new Warrant agent or Warrant Agents to take the place of the Warrant Agent so removed;

             (v) power to waive and direct the Warrant Agent to waive any default on the part of the Company in complying with any provision of this Agreement either unconditionally or upon conditions specified in the extraordinary resolution;

             (vi) power to restrain any Holder from taking or instituting or continuing any suit, action or proceeding against the Company for the enforcement of any of the obligations of the Company under this Agreement or to enforce any right of the Holders; and

            (vii) power to amend, alter or repeal any extraordinary resolution previously passed or consented to by Holders.

      (p) The expression "extraordinary resolution" when used in this Agreement means a resolution passed at a meeting (including an adjourned meeting) of Holders duly convened and held in accordance with the provisions of this Agreement at which a quorum is present and carried by the affirmative vote of not less than 66-2/3% of the votes given on a poll or by the consent in writing, which may be in one or more instruments, of the holders of not less than 66-2/3% of the Warrants then outstanding.

      (q) Every resolution and every extraordinary resolution duly passed at a meeting of the Holders duly convened and held or any consent in writing having the effect of an extraordinary resolution shall be binding upon all the Holders (including their successors and assigns) whether or not present or represented or voting at the meting or signatories to the consent, as the case may be, and each of the Holders and the Warrant Agent, subject to the provisions for its indemnity contained in this Agreement, shall be bound to give effect thereto.

      (r) In determining whether the requisite number of Holders are present for the purpose of obtaining a quorum or have voted or consented to any resolution, extraordinary resolution, consent, waiver, Holders' Request or other action under this Agreement, Warrants owned by the Company or any subsidiary of the Company shall be deemed to be not outstanding.

      (s) Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be provided for that purpose by the Warrant Agent at the expense of the Company and any minutes if purporting to be signed by the chairman of the meeting, or by the chairman of the next succeeding meeting of Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every meeting for which minutes have been made shall be deemed to have been duly convened and held and all resolutions passed or proceedings taken thereat to have been duly passed and taken.

     (t) Any one or more of the powers or combination of the powers in this Warrant Agreement exercisable by the Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of the powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other power or powers or combination of powers then or any power or powers or combinations of powers thereafter.

     (u) All actions that may be taken and all powers that may be exercised by the Holders at a meeting held as hereinbefore in this section 9 provided may also be taken and exercised by Holders entitled to acquire two-thirds of the aggregate number of shares of Common Stock that can be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by Holders in person or by attorney duly appointed in writing and the expression "extraordinary resolution" when used in this Agreement shall include an instrument so signed.


     10. Reservation of Shares of Common Stock by the Company. The Company shall at all times keep reserved and available, for the purpose of effecting the exercise of the Warrants, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock sufficient to provide for the exercise of all the Warrants, including any shares required to be reserved by reason of adjustments under Section 7; and upon issuance and delivery of such shares of Common Stock to any Holder or Holders exercising the Warrants and upon payment of the Warrant Exercise Price therefor, good and valid title to such shares for which such Warrants are exercised, free and clear of all liens, encumbrances, equities or claims, shall pass to, such Holder or Holders. The registrar for the Company's Common Stock shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company further represents and warrants that all of its outstanding shares of Common Stock are duly and validly issued, fully paid and nonassessable.

     11. Expenses. The Company will pay all expenses in connection with, and all taxes and other governmental charges (other than any taxes on, based on or measured by, the net income of any Holder or Holders) that may be imposed in respect of, the issue of delivery of the Common Stock issuable upon exercise of the Warrants, other than any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrant Certificates or certificates for the Common Stock issuable upon the exercise of the Warrants in a name other than that of the Holder of such Warrant Certificates, and the Warrant Agent shall not be required to deliver certificates for Common Stock unless and until the person exercising the Warrant or Warrants therefor shall have paid to the Warrant Agent the amount of such tax or shall have established to the satisfaction of the Warrant Agent that such tax has been paid or that there is an available exemption. The Warrant Agent shall be entitled to assess a reasonable charge for exchanges of outstanding Warrant Certificates for one or more new Warrant Certificates entitling the Holder to purchase the same aggregate number of shares of Common Stock as were purchasable on exercise of the Warrant or Warrants represented by the Warrant Certificate or Warrant Certificates so exchanged, such charge to be payable by the Holder.

     12. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft, destruction or mutilation of any Warrant Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company and the Warrant Agent, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant Certificate, if mutilated, the Company shall make and cause the Warrant Agent to deliver a new Warrant Certificate of like tenor and dated as of such cancellation date, in lieu of such mutilated Warrant Certificate.

     13. Fractional Interests. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrants. If any fraction of a share of Common Stock would, except for the provisions of this
Section 13, be issuable on the exercise of any of the Warrants, the Company shall return to the Holder exercising such Warrants an amount in cash equal to the Warrant Exercise Price multiplied by such fraction.

     14. Restrictions on Transfer. Until such time as the Warrants and the shares of Common Stock issuable upon exercise thereof shall be registered under the Act, the

Warrants and such shares of Common Stock will constitute "restricted securities" under the Federal securities laws inasmuch as they are, or shall be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred unless and until registered under the Act, or unless an exemption from registration under the Act is available. Accordingly, each Warrant Certificate shall bear the following legend:

           THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY,
      (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT.

In addition, until the shares of Common Stock issued upon exercise of the Warrants have been registered under the Act, the foregoing legend shall also be affixed on the face of the certificates for such shares of Common Stock, unless in the opinion of counsel for the Company such legend is not required.

     15. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement. The Warrant Agent shall promptly inform the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of Common Stock through the exercise of such Warrants.

     The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its principal office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     16. Merger of Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger of consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates representing Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases, Warrants shall have the full force provided in the Warrant Certificates and in this Agreement.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates as so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases, such Warrants shall have the full force provided in the Warrant Certificates and in this Agreement.

     17. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants as evidenced by the Warrant Certificates, shall be bound:

          17.1.Correctness of Statements. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          17.2 Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          17.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any agent appointed with due care.

          17.4 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          17.5 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.


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

     17.6 Compensation. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

     17.7 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants as expressed in the Warrant Certificates may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

     17.8 Other Transactions in Securities of Company. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent or as a lender to the company or an affiliate thereof.

     17.9 Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          17.10 Reliance on Documents. The Warrant Agent shall not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolutions, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          17.11 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock (or other stock) to be issued pursuant to this Agreement or upon the exercise of any Warrant, or as to whether any shares of Common Stock (or other stock) shall, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Exercise Price or the number or amount of shares of Common Stock or other securities or other property issuable upon exercise of any Warrant.

     18. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties, under this Agreement by giving to the Company 60 days notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 50 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate for inspection by the Company, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof or the District of Columbia and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $20,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent hereunder without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the


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

time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.

     19. Notices. Any notice pursuant to this Agreement by the Company or the Warrant Agent to the Holders, or by the Company to the Warrant Agent, shall be in writing and shall be deemed to have been duly given if and when mailed, first-class, postage prepaid, to the Holders or the Warrant Agent at their respective addresses shown on the books of the Company.

     20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holders, in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable that shall not adversely affect the interests of the Holders.

     21. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of the Company and the Warrant

Agent and their respective successors and assigns.

     22. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.

     23. Benefits of this Agreement. Nothing in this Agreement, express or implied, shall be construed to give to any person, other than the Company, the Warrant Agent and the Holders of Warrants, any benefit or any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of Warrants.

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

     24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposed be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     25. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     26. Captions. The captions of the Sections of this Agreement are for convenience only and shall have no substantive effect and shall not affect the construction hereof. References to Section numbers are, unless otherwise stated, references to Sections hereof.

                                                 CANYON RESOURCES CORPORATION

                                                 By: /s/ Gary C. Huber
                                                     -------------------------
                                                 Name:  Gary C. Huber
                                                 Title: Vice President-Finance

                                                 AMERICAN SECURITIES
                                                 TRANSFER, INCORPORATED

                                                 By: /s/Laura J. Sisneros
                                                      -------------------------
                                                 Name: Laura J. Sisneros
                                                 Title:Vice President/Operations











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